UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF FLORIDA
CASE NO. 08-61517-cv-GOLD/McALILEY

SECURITIES AND EXCHANGE COMMISSION,

Plaintiff,

v.

VIDEO WITHOUT BOUNDARIES, INC., d/b/a CHINA LOGISTICS GROUP, INC., VERNON JEFFREY HARRELL, and DAVID J. AUBEL,

Defendants
_______________________________________/

ORDER ADOPTING AND AFFIRMING REPORT AND RECOMMENDATION ON MOTION TO SET DISGORGEMENT AND CIVIL PENALTY AMOUNTS [ECF No. 95]; CLOSING CASE

THIS CAUSE comes before the Court upon U.S. Magistrate Judge Chris M. McAliley's Report and Recommendation ("the Report") on the Plaintiff's Motion to Set Disgorgement and Civil Penalty Amounts. [ECF Nos. 95, 69]. In the Report, Magistrate Judge McAliley recommends that the Plaintiff's Motion to Set Disgorgement and Civil Penalty Amounts [ECF No. 69] be granted in part and denied in part. The Plaintiff filed Objections, [ECF No. 96], and Defendant Video without Boundaries, Inc. filed a Response to those Objections. [ECF No. 98]. Having reviewed the Report, the Objections, the Response, and relevant parts of the record and applicable law, I conclude that oral argument is unnecessary and affirm and adopt the Magistrate Judge's Report.

I. BACKGROUND

The central issue presented by this motion, which, as Judge McAliley recognized, has not been squarely addressed in any published opinion,[1] is whether in a disgorgement action, the losses suffered by a defendant as part of its securities fraud scheme, may be set off against profits earned as part of that same scheme.

The underlying dispute concerns a "pump and dump" securities scheme. On September 24, 2008, the Securities and Exchange Commission ("SEC" or "Plaintiff") filed a nine-count Complaint against a Florida corporation, Video Without Boundaries, Inc. d/b/a China Logistics Group, Inc. ("Video"), its sole officer and director, Vernon Jeffrey Harrell ("Harrell"), and its largest shareholder, creditor, and consultant, David J. Aubel ("Aubel") (collectively "Defendants"). [ECF No. 1; ECF No. 93, p. 2]. The Complaint sets forth a series of violations of U.S. securities laws. Among other things, the SEC alleged that Video, at the direction of Harrell, filed press releases and reports that materially overstated the company's revenues and understated its losses in order to artificially inflate its stock price. [ECF No. 1 ¶¶ 1–2]. Harrell then used these inflated prices to pay off Video's debt by entering into a "pump and dump" scheme with Aubel:

> Harrell obtained most of Video's funding from Aubel. . . . From at least January 2002 through December 2005, Aubel had an undisclosed agreement with Video under which he converted debt to Video owed to him to stock under extremely favorable terms. Specifically, Harrell signed stock issuance resolutions that allowed Aubel to convert outstanding debt to millions of shares of Video stock at only one cent per share, a discount of up to 99% off the market price. . . . Over the course of three years, Aubel reaped

[1] ECF No. 95, p. 2.

> millions of dollars through the sales of these shares [by dumping them into the market in unregistered transactions].
>
> [*Id.* ¶¶ 2, 13, 33, 37].

Between 2002 and 2006, Aubel received 92–93 million shares[2] of Video's stock. [*Id.* ¶ 35; ECF No. 69-1, p. 2]. In exchange for this stock, Video was relieved of its debt to Aubel, in the amount of $931,000. [ECF No. 92, p. 2]. Aubel sold the shares for approximately $0.05 per share, for approximately $5 million. [ECF No. 93, pp. 4–5].

Following the SEC's Complaint, Defendants Video and Harrell entered into consent judgments, [ECF Nos. 35, 40], and a default judgment was entered into against Aubel. [ECF No. 62]. Each of these judgments entered permanent injunctions against the Defendants. The Video judgment expressly left open the issue of disgorgement:

> [U]pon motion of the Commission, the Court shall determine whether it is appropriate to order disgorgement of ill-gotten gains and, if so, the amount of the disgorgement. . . . In connection with the Commission's motion for disgorgement, and at any hearing held on such a motion . . . the allegations of the complaint shall be accepted as and deemed true by the Court . . . .
>
> [ECF No. 35, p. 5].

Pursuant to this language, the SEC filed a Motion to Set Disgorgement and Civil Penalty Amounts on February 24, 2010, [ECF No. 69], which I referred to Judge McAliley. [ECF No. 78]. On May 20, 2010, Judge McAliley held an evidentiary hearing in which she heard extensive arguments from counsel on

[2] The exact number of shares issued to Aubel is unclear from the Parties' pleadings. As Judge McAliley noted, these discrepancies do not affect the outcome of this motion. [ECF No. 95, p. 3 n.3; *see also* ECF No. 98, p. 3 n.1].

whether losses suffered by a defendant as part of a securities fraud scheme may be set off against profits earned as part of that scheme in a disgorgement action. [ECF No. 91]. Defendants presented expert accounting testimony at the hearing from witness Clarke Schaumann. [*Id.*]. The SEC did not present any witnesses, but rather it relied on its cross-examination of Mr. Schaumann. [*Id.*].

U.S. Magistrate Judge McAliley's Report recommends that the SEC's Motion to Set Disgorgement and Civil Penalties [ECF No. 69] be granted in part and denied in part. Judge McAliley recommends that the Motion for Disgorgement against China Logistics for $931,000 be denied; the Motion for Civil Penalty against Harrell for $130,000 be granted; the Motion for Civil Penalty against Aubel for $250,000 be granted; and the Motion for Disgorgement against Aubel for $6,012,244.30 be granted. [ECF No. 95, pp. 17–18].

II. DISCUSSION

a. Legal Standard

I must conduct a review of the portions of the Magistrate Judge's Report to which the Parties have objected. 28 U.S.C. § 636(b)(1); *Thomas v. Arn*, 474 U.S. 140, 150–51 (1985). Neither the Plaintiff nor the Defendants object to the Report's recommendations with respect to Defendants Aubel and Harrell. [ECF No. 96, p. 14; ECF No. 98, pp. 5, 18]. Therefore I will limit my analysis to the recommendation that the SEC's Motion for Disgorgement against China Logistics for $931,000 be denied.

The standard of my review is *de novo*, but I am not required to reassess every single finding and determination in the Report because "the statute permits

the district court to give the magistrate's proposed findings of fact and recommendations such weight as [their] merit commands and the sound discretion of the judge warrants without violating a party's due process rights, so long as the ultimate decision is made by the district court." *Jean-Baptiste v. Gutierrez*, 680 F. Supp. 2d 1318, 1320–21 (S.D. Fla. 2010), *rev'd on other grounds*, Case No. 10-11129 (11th Cir. Dec. 6, 2010) (internal quotation marks omitted)).

Under Eleventh Circuit case law, the SEC is entitled to disgorgement upon producing a reasonable approximation of a defendant's ill-gotten gains." *SEC v. Calvo*, 378 F.3d 1211, 1217 (11th Cir. 2004). The court has put forth the following test:

> The SEC's burden for showing the amount of assets subject to disgorgement (and therefore available for freeze) is light: 'a reasonable approximation of a defendant's ill-gotten gains [is required] . . . . Exactitude is not a requirement.'" But the 'power to order disgorgement extends only to the amount with interest by which the defendant profited from his wrongdoing. Any further sum would constitute a penalty assessment.'
>
> *SEC v. ETS Payphones, Inc.*, 408 F.3d 727, 735 (11th Cir. 2005) (citing *Calvo*, 378 F.3d at 1217; *SEC v. Blatt*, 583 F.2d 1325, 1335 (5th Cir. 1978)).

If the SEC establishes a "reasonable approximation" of ill-gotten gains, the burden shifts to the Defendant to demonstrate that the SEC's estimate is not reasonable, and any risk of uncertainty should fall on the wrongdoer whose illegal conduct created that uncertainty. *Calvo*, 378 F.3d. at 1217.

b. Factual Objections

The SEC raises certain objections to Judge McAliley's factual findings and interpretations in this case.

The SEC argues that the Report fails to properly recognize that Defendant's whole enterprise was a fraudulent "shell corporation" and that "everything" it did was "for the purpose of carrying out the fraud." [ECF No. 96, pp. 2–3]. Under this theory, Defendant's stock was without any value because the entire business operation represented by the stock was a sham. But as the Defendant correctly points out in its Response, the Plaintiff's Complaint is full of allegations that Video was in fact a going concern. The Complaint alleges that

> [f]rom 1999, Video offered products and services focusing on consumer electronics. From December 1999 to June 2008, as Video's sole officer and director, Harrell was responsible for the day-to-day operations of the company. Among other things, he supervised Video's five employees, maintained its books and records, prepared and signed all of Video's periodic filings and certifications, and sought funding for the company.
>
> . . .
>
> From at least 2002, Aubel funded most of Video's operations and approved most business decisions that involved cash outlays. Aubel has participated in many of Video's major management decisions. Additionally, Aubel helped negotiate important business ventures for Video, including Video's attempted acquisition of Graphics Distribution, Inc., a Wisconsin-based distributor of electronics products. Even as recently as March 2008, Aubel was involved in negotiating an agreement for Video to acquire a Chinese company. . . .
>
> . . .
>
> [Aubel] was involved in some of Video's most important management decisions.
>
> [ECF No. 1 ¶¶ 9, 10, 12, 14, 27].

Although we know that Aubel and Harrell engaged in a fraudulent "pump and dump" scheme using the Defendant corporation, this does not mean that Judge McAliley had to accept the SEC's logical leap that fraud must have infected *every single aspect* of the business operation. The SEC has readily admitted that the company "offered products and services," performed "day-to-day operations," dealt with "major management decisions," and made acquisitions of new companies. Therefore, I reject the SEC's factual contention that the whole enterprise must have been fraudulent.

The SEC also argues that Judge McAliley had "no basis" to conclude that the shares were worth at least $0.02 per share. Instead, it insists that the shares were not even worth a fraction of penny[3] because the market price was "entirely manipulated." [ECF No. 96, pp. 13–14]. The SEC continues that the Report is deficient because any loss suffered by the Defendant corporation was not a "real" loss, but rather it was only a "hypothetical" and "speculative" loss of opportunity to sell worthless shares. [*Id.* at 2, 13]. Thus, no legitimate investor would have purchased the shares issued to Aubel. [*Id.* at 13]. The SEC insists that "[t]here is *nothing* in the Complaint's allegations (which the Court must accept as true for purposes of the motion) to support such a finding [of lost opportunity]." [*Id.* at 2 (emphasis added)].

I find these arguments unpersuasive. First, the SEC's contention that the Complaint's allegations support its argument is incorrect. In particular, the SEC

[3] In its objections, the SEC does not directly argue that the value of the shares should have been $0.00, but it argues that it has never admitted that the shares were worth "even a fraction of a penny"; it argues that Video's stock was "worth nothing to legitimate buyers"; and it compares the stock to "penny stocks" and other "worthless shares." [ECF No. 96, p. 13 & n.8].

itself admitted in the Complaint that "Harell signed stock issuance resolutions that allowed Aubel to convert outstanding debt to millions of shares of Video stock at *only one cent per share, a discount of up to 99% off the market price*," which the SEC on its own characterized as "*extremely favorable terms*." [ECF No. 1, p. 10 (emphasis added)]. If the price of $0.01 per share was "extremely favorable," then it is impossible to conclude that a share price of $0.00 or a "fraction of a penny" could somehow be more accurate. Likewise, if the price of $0.01 per share was "extremely favorable," then it is not speculative but rather quite conceivable that the Defendant corporation lost out on the opportunity to resell those same shares for a higher price.

Second, as the Defendant correctly notes, the SEC did not produce *any* witnesses to testify as to the value of these shares and thus failed to develop any factual basis for its later contention that the shares were worthless and that any opportunity for resale was 'speculative." [ECF No. 98, p. 4]. The SEC may not now rely on conclusory statements and hypothetical scenarios[4] to prove its point. *See SEC v. Miller*, No. 1:04-CV1655, 2006 WL 2189697 at *12 (N.D. Ga. July 31, 2006) (granting defendant's motion for summary judgment on disgorgement claim when SEC offered only "conclusory statements" and defendant offered "an expert report and persuasive arguments that challenge the logic of plaintiff's position").

---

[4] For example, the SEC analogizes Defendant's position with that of a bank robber who tries to claim a "loss" because he only got away with stealing $1 million of the bank's $10 million in deposits. [*Id.* at 12 & n.7]. This hypothetical is inapposite on several levels. Most significantly, the corporate Defendant in our scenario suffered a *loss* as a result of the fraud, not a gain (with a failed attempt for even more gain).

Third, I find Judge McAliley's reasoning in deciding to use the share price of $0.02 to be logical, fair, and supported by evidence in the record. While the standard of review is *de novo*, I am not obligated to "re-asses every single finding and determination [made by the Magistrate Judge]." *Jean-Baptiste*, 680 F. Supp. 2d at 1321. I should also refrain from second-guessing a magistrate judge's assessment of witness testimony in most instances. *See United States v. Ramirez-Chilel*, 289 F.3d 744, 749 (11th Cir. 2002) (urging courts to defer to magistrate judge's determinations when the magistrate has personally heard and assessed in-court testimony unless the magistrate's understanding of the facts appears to be unbelievable). After hearing testimony from the Defendant at the evidentiary hearing, Judge McAliley acknowledged that "the figures offered by China Logistics are speculative" and that the suggested sale price of $0.05 was "inflated" because the Defendants artificially pumped up that price through false press reports. On the other hand, Judge McAliley concluded that "there is no dispute that the shares were worth more than $.01 per share" because the SEC had readily admitted in the Complaint that the share price of $0.01 was "extremely favorable." Given these parameters of $0.01 on the low end and $0.05 on the high end, Judge McAliley selected $0.02 as an accurate value for the shares. And if the shares issued to Aubel were worth this amount, Video would have suffered a loss by writing down $931,000 in debt in exchange for the issuance of approximately 93 million shares worth $1,862,000. This analysis is reasonable and fair.

c. Legal Objections

The SEC's main objection to the Report's legal conclusions is that the Report incorrectly relies on "narrow line of cases" standing for the proposition that courts should deduct business expenses and losses from ill-gotten gains. [ECF No. 96, p. 9]. The SEC cites a number of cases to support its argument that disgorgement amounts should *not* be reduced by things like business expenses, subsequent use of profits, squandering of resources, transaction costs, brokerage commissions, and other fees. [*Id.* at 7–9].

This argument misconstrues the Report on two levels. First, by focusing on exceptions, the SEC overlooks the general rule for determining amounts of disgorgement. The Eleventh Circuit has uniformly held that the remedy of disgorgement is only triggered by a defendant's <u>*profit*</u> or <u>*gain*</u> or <u>*enrichment*</u>, and that it is not a tool for punishing parties who have not profited from their wrongdoing.[5] *See SEC v. Merchant Capital, LLC*, Case No. 09-14890, 2010 WL 3733878, at * 1 (11th Cir. Sept. 27, 2010) ("[T]he chief purpose of disgorgement is to deprive the violators of their ill-gotten gains. [Disgorgement is tied to] the idea of unjust enrichment: the broad idea is that persons not profit from the breaking the securities laws.") (internal quotation marks omitted); *SEC v. ETS Payphones, Inc.*, 408 F.3d 727, 735 (11th Cir. 2005) ("[T]he power to order disgorgement extends only to the amount with interest by which the defendant profited from his wrongdoing. Any further sum would constitute a penalty assessment.") (internal quotation marks omitted); *see also United States v.*

---

[5] Both Parties agree that this is the correct general rule. [ECF No. 96, p. 8; ECF No. 98, p. 5].

Prochnow, Case No. 07-10273, 2007 WL 3082139, at * 4 (11th Cir. Oct. 22, 2007) ("[D]isgorgement is not a punishment, it is a mechanism to rid the offender of ill-gotten gains."). If a proper price of Defendant's stock was $0.02, as discussed above, the Defendant did not profit from engaging in fraud, but rather it depleted its own value. Thus, disgorgement would be improper under this binding case law.

Second, the Report only briefly discussed the exceptions to disgorgement, and the only case that it discussed in detail on this point was *SEC v. McCaskey*, Case No. 98 Civ. 6153, 2002 U.S. Dist. LEXIS 4915 (S.D.N.Y. Mar. 26, 2002). [ECF No. 95, pp. 9–11]. The critical aspect of *McCaskey* cited by the Report was that where a defendant's fraudulent scheme generated a combination of profits *and* losses, then a court considering disgorgement as to that defendant must consider the losses as well as the profits. [ECF No. 95, pp. 9–11]. This analysis of *McCaskey* is entirely consistent with the general rule of the Eleventh Circuit—namely, that disgorgement is a tool used to rid a defendant of *total gains*.

The SEC also objects to the Report's reliance on a case from the Delaware Supreme Court. In particular, the SEC argues that the *Gentile v. Rossette*, 906 A.2d 91 (Del. 2006) is irrelevant to this dispute because it does not involve a fraudulent company's right to offset, a pump-and-dump scheme, or shell corporations. But *Gentile* is directly relevant to the instant case because it stands for the proposition that when a fiduciary causes a corporation to issue an excessive number of shares in exchange for lesser valued assets, the corporation suffers an injury. *Gentile v. Rossette*, 906 A.2d 91, 98–101 (Del.

2006). And in a case of unsettled corporate law, such as the instant action, courts often look to Delaware cases for guidance. *See Hollis v. Hill*, 232 F.3d 460, 469 (5th Cir. 2000) ("The opinions of the Delaware courts are often influential in matters of corporate law."); *Brown v. Kinross Gold U.S.A., Inc.*, 531 F.Supp.2d 1234, 1245 (D. Nev. 2008) (noting that courts "frequently look[] to the Delaware Supreme Court and the Delaware Courts of Chancery as persuasive authorities on questions of corporation law"); *Romero v. US Unwired, Inc.*, Case No. 04-2312, 2006 WL 2366342, at *5 (E.D. La. Aug. 11, 2006) ("Delaware courts [are] considered significant authorities in corporation law . . . ."); *NCR Corp. v. Am. Tel. & Tel. Co.*, 761 F. Supp. 475, 499 (S.D. Ohio 1991) ("[T]he decisions of Delaware courts are often persuasive in the field of corporate law . . . .").

Finally, the SEC appears to argue that I should penalize the corporate Defendant here because the individual co-defendants Aubel and Harrell engaged in fraud:

> It is possible that the Magistrate feels China Logistics was somehow an innocent victim of its CEO and Aubel's fraudulent conduct and should therefore not have been charged with fraud by the Commission. This, however, is directly contrary to the Judgment that was entered by the Court [D.E. 35]. Moreover, the law is clear that a corporation can only act through its officers and other agents.
>
> [ECF No. 96, p. 11 n.4].

This argument confuses the traditional rule that corporations are distinct legal entities from their officers and directors. *See Goolsby v. Gain Technologies, Inc.*, 362 F. App'x 123, 132–33 (11th Cir. 2010) (recognizing that "a corporation . . . is

a separate and distinct legal entity from its officers"); *Whetstone Candy Co., Inc. v. Kraft Foods, Inc.*, 351 F.3d 1067, 1074 (11th Cir. 2003) (recognizing that corporations are separate legal entities under Florida law); *FMC Fin. Corp. v. Murphree*, 632 F.2d 413, 421 (5th Cir. 1980) ("A corporation is a legal entity existing separate and distinct from its shareholders, officers, and directors."). Furthermore, this argument overlooks that the Report recommends granting the SEC's Motion for Civil Penalties against the individual Defendants Harrell and Aubel. [ECF No. 95, pp. 17–18].

For all of these reasons, I reject the SEC's objections to the Report. Accordingly, it is hereby

ORDERED AND ADJUDGED that

1. The Magistrate's Report [ECF No. 95] is AFFIRMED AND ADOPTED.
2. The Plaintiff's Motion to Set Disgorgement and Civil Penalties [ECF No. 69] is GRANTED IN PART AND DENIED IN PART.
3. The Motion for Disgorgement against Defendant China Logistics for $931,000 is DENIED.
4. The Motion for Civil Penalty against Defendant Harrell for $130,000 is GRANTED.
5. The Motion for Civil Penalty against Defendant Aubel for $250,000 is GRANTED.
6. The Motion for Disgorgement against Aubel for $6,012,244.30 is GRANTED.

DONE AND ORDERED in Chambers at Miami, Florida, this 8 day of December, 2010.

HONORABLE ALAN S. GOLD
UNITED STATES DISTRICT JUDGE

cc:
All counsel of record
U.S. Magistrate Judge Chris M. McAliley